POWER OF ATTORNEY

     The undersigned hereby constitutes and appoints each of Scott A. Arenare, Timothy J. Curt and Steven G. Schneider, acting together or individually, his/her true and lawful attorney-in-fact to:


     1. execute for and on behalf of the undersigned any statement or report, including any amendment to any statement or report, required to be filed with respect to the undersigned under Section 13 or Section 16 of the United States Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements thereunder, including without limitation any Form 3, 4 or 5 or any
            Schedule 13D or 13G, or any statement or report, including any amendment to any statement or report, required to be filed with respect to the undersigned under any comparable laws, rules, regulations and requirements of any foreign jurisdiction, and to file any of the same with the Securities and Exchange Commission and any other appropriate U.S. and foreign regulatory authorities;

     2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms and the filing thereof with the United States Securities and Exchange Commission and any other person as may be required by law; and

     3. take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve may approve in his discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934, as amended.

     This power of attorney shall continue in full force and effect until revoked in writing by the undersigned or his/her attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of February 2006.



     /s/ Charles R. Kaye
    -------------------------
     Print Name:  Charles R. Kaye